Exhibit 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 21 to Registration Statement No. 33-6091 of our report dated February 13, 2002 appearing in the December 31, 2001 Annual Report of Merrill Lynch Global Bond Fund for Investment and Retirement, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York April 17, 2002